Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 17, 1999, included in Advance Paradigm, Inc.'s Form 10-K for the year ended March 31, 1999, and to all reference to our firm included in this registration statement.

Dallas, Texas, February 24, 2000	/S/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP